Exhibit 10.3

HARBOUR CITY ESTATES LIMITED
(as the Landlord)

and GOLDENWAY PRECIOUS METALS LIMITED

(as the Tenant)

ADDENDUM

In respect of

Suite 3701, 37th Floor Tower6, The Gateway Harbour City

This ADDENDUM is made the day of between HARBOUR CITY ESTATES LIMITED (hereinafter called “the Landlord") the registered owner of the piece or parcel of land registered at the Land 0ffice as SECTION B AND THE EXTENSION THERETO AND SECTION D OF KML NO.11 (hereinafter called “the said Lot") of Suite 1611, 16th Floor, Ocean Centre Harbour City, Kowloon (including where the context so admits its successors and assigns) of the one part and GOLDENWAY PRECIOUS METALS LIMITED whose office is situate at Suites 3702-4, 37th Floor Tower 6The Gateway, Harbour City9 Canton Road, Tsim Sha Tsui, Kowloon (hereinafter called “the Tenant") of the other part

WHEREAS by an agreement dated 29th June 2009 made between the Tenant and the Landlord (hereinafter called “the Tenancy Agreement") the Landlord has let and the Tenant has taken all that portion of the building erected on the said Lot (commonly known as Tower 6The Gateway, Harbour City) which portion is comprised of Suites 3702-437th Floor, as more particularly described in paragraph 5 of the Schedule to the Tenancy Agreement and delineated in pink on the plan annexed thereto (hereinafter called “the said premises") for a term of Three Years commencing from 15th June 2009 and expiring on 14th June 2012 (hereinafter called “the said term") on the terms and conditions therein specified.

WHEREAS the Tenant is now desirous of leasing from the Landlord Suite 3701, 37th Floor, Tower 6The Gateway, Harbour City of an area approximately 2518 sq. ft. gross which is more particularly delineated and marked green on Exhibit A hereto (hereinafter called “the Additional Area") in addition to the said premises commencing from 15th November 2010 to the expiration of the 14th June 2012 and the Landlord has agreed to let the Additional Area to the Tenant on the terms that the Additional Area shall be let as an extension of the said premises under the Tenancy Agreement on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1	The Landlord shall let and the Tenant shall take the Additional Area as an extension of the said premises under the Tenancy Agreement from 15th November 2010 to the expiration of 14th June 2012.

2	The following amendments to the Tenancy Agreement shall take effect as from 15th November 2010:-

a.	The whole of paragraph 5 of the Schedule to the Tenancy Agreement shall b deleted and substituted by the followings: -

5.	The said premises means:

(a)	Suites 3702-4 'On the 37th Floor of the said building (“the First Premises"); and

(b)	Suite 3701 'On the 37th Floor of the said building (“the Second Premises")

where shall be used for no purpose other than as commercial offices only. For the avoidance of doubt it is hereby declared and confirmed that no private sale, sample sales clearance sales or any similar sales or any activities related thereto including but without limiting to the distribution of circulars or erection or posting up of any notices 'Or any marketing activities 'Of any kind may be allowed in any circumstances and the floor loading 'Of which shal1 not exceed 601bs. per square foot.

b.	The whole of paragraph 6 of the Schedule to the Tenancy Agreement shall be deleted and substituted by the fol1owings:

6(1)	The said term means the period commencing from the date of commencement to the 14th day of JUNE 2012; and

6(2)	The date of commencement means:

(a)	in respect of the First Premises the 15th day of JUNE 2009; and

(b)	in respect of the Second Premises 15th November, 2010.

c.	The whole of paragraph 7 of the Schedule to the Tenancy Agreement shall be deleted and substituted by the fol1owings:

7.	The rent means:-

for the period from the date of commencement of the said term to the 14th day of JUNE 2012 the aggregate 'Of the f'Ol1'Owing:

(a)	in respect of the First Premises, the sum of HONG KONG DOLLARS TWO HUNDRED FIFTEEN THOUSAND FOUR HUNDRED AND EIGHTEEN ONLY (HK$215,418.00) per calendar month, and

(b)	in respect of the Second Premises, the sum of HONG KONG DOLLARS ONE HUNDRED FIFTEEN THOUSAND EIGHT HUNDRED AND TWENTY EIGHT ONLY (HK$115,828.00) per calendar month

Notwithstanding anything to the contrary and Provided Always that if the Tenant shall have duly and punctually observed and performed all the agreements stipulations and conditions contained in this Agreement, the Tenant shall be entitled to enjoy the use and occupation of the said premises free of rent during the following periods: -

(a)	in respect of the First Premises:

47 days from 15th June 2009; and

(b)	in respect of the Second Premises:

14 days from 15th November 2010

(hereinafter collectively called the “Rent Free Periods"). The Tenant shall however be liable to pay air-conditioning charge, service charge government rates and all other outgoings during the Rent Free Periods.

d.	The whole of paragraph 9 of the Schedule to the Tenancy Agreement shall be deleted and substituted by the followings:

9.	The air-conditioning charge means the sum payable from time to time for the provision of air-conditioning services, being: -

(a)

in respect of the First Premises HONG KONG DOLLARS FOURTEEN THOUSAND AND FORTY NINE ONLY (HK$14,049.00)per calendar month at the date of commencement of the said term. The charge as from 1st October, 2010 shal1 be the sum of HONG KONG DOLLARS FOURTEEN THOUSAND FIVE HUNDRED SEVENTEEN AND CENTS THIRTY ONLY (HK$14,517.30) per calendar month, and

(b)	in respect of the Second Premises HONG KONG DOLLA SEVEN THOUSAND EIGHT HUNDRED FIVE AND CEN EIGHTY ONLY (HK$7,805.80) per calendar month but subject to increase from time to time either before or after the date of commencement of the said term in accordance with the provisions of Clause 1(2) of Section II of the Tenant Agreement.

e.	The whole of paragraph 10 of the Schedule to the Tenancy Agreement shall be deleted and substituted by the followings:

10.	The service charge means the sum payable From time to time for the provision of building management services, being:

(a)	in respect of the First Premises HONG KONG DOLLARS TEN THOUSAND SEVEN HUNDRED SEVENTY AND CENTS NINETY ONLY (HK$10,770.90) per calendar month, and

(b)	in respect of the Second Premises HONG KONG DOLLARS FIVE THOUSAND SEVEN HUNDRED NINETY ONE AND CENTS FORTY ONLY (HK$5,791.40) per calendar month but subject to increase from time to time either before or after the date of commencement of the said term in accordance with the provisions of Clause 1(2) of Section II of the Tenancy Agreement.

f.	The whole of paragraph 11 of the Schedule to the Tenancy Agreement shall be deleted and substituted by the followings: -

The deposit means the sum of HONG KONG DOLLARS ONE MILLION SIX HUNDRED SIXTY THOUSAND SIX HUNDRED NINETY SIX AND CENTS TEN ONLY (HK$1,660,696.10), subject to increase from time to time in accordance with the provisions of Clause 2 of Section IX.

g.	The following paragraph shall be incorporated into the Tenancy Agreement and shall be read and construed as Clause 19 of Section XII of the Tenancy Agreement:

19 (1)

The Landlord consents the Tenant upon the commencement of said term in respect of Second Premises of the said building to out the following works to adjoin the First Premises and the Premises of the said building into a single unit:

(i)	to demolish the inter-tenancy partition wall as marked red on Exhibit B annexed hereto (hereinafter called the “Wall"); and

(ii)	to reticulate all mechanical and electrical services in relation thereof;

and the Tenant agrees and confirms that the above works shall be subject to the Landlord's prior approval and in accordance with the Landlord's specifications and at the Tenant's own costs and expenses and the Landlord will charge the Tenant a handling and co-ordination fee of 10% of the total costs of work to be done by the Landlord's nominated contractors.

19(2)	The Landlord agrees that the Tenant shall not be required to reinstate the Wall upon expiration or sooner determination of this tenancy.

19(3)

Save and except as stated in (2) above, the Tenant shall upon expiration or sooner determination of this tenancy, yield up the said premises in accordance with the provisions as contained in Clause 24 of Section III of the Tenancy Agreement.

3.

The plan annexed to the Tenancy Agreement (hereinafter called “the original plan") shall be replaced by the plan on Exhibit B hereto and all references in the Tenancy Agreement to “the plan(s) annexed" shall be read and construed as referring to the plan on Exhibit B hereto in substitution for the original plan.

4.

This Addendum is supplemental to the Tenancy Agreement and shall be read and construed as a part thereof and every reference in the Tenancy Agreement to “this Agreement" shall mean the Tenancy Agreement as amended by this Addendum.

5.	Save and accept as hereby varied, all other agreements stipulations and conditions in the Tenancy Agreement shall remain unchanged and continue in full force and effect in all respects.

6.	The cost and stamp duty incidental to preparation of this Addendum shall be borme the parties hereto in equal shares.

WITNESS the hands of the parties hereto the day and year first above written.

SIGNATURES

SIGNEDBY

Of HARBOUR CITY ESTATES LIMITED as the Landlord/for and on behalf of the Landlord in the presence of:

of GOLDENWAY PRECIOUS METALS LIMITED as the Tenant/for and on behalf of the Tenant in the presence of:

GOLDENWAY PRECIOUS METALS LIMITED

HARBOUR CITY ESTATES LIMITED

Suite 3701
Suites 3702-4
LIFT LOBBY

GOLDENWAY PRECIOUS METALS LIMITED

HARBOUR CITY ESTATES LIMITED